UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2007

WATSON WYATT WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 N. Glebe Rd.
Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

(703) 258-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement (or a Material Amendment to such an Agreement)

On September 27, 2007, the company was advised that it had received the necessary approval from the Required Lenders to its Amended and Restated Revolving Credit Agreement (the “Agreement”) among SunTrust Bank and others. The following administrative changes to the terms of its credit facility are effective as of September 14, 2007, and are intended to align the credit facility with current market terms for a company of Watson Wyatt’s size and credit worthiness:

— Elimination of the minimum net worth covenant;

— Increased the foreign currency sub limit to $100 million;

— Simplification of the definition of permitted investments;

— Allowance of additional liens increased to $25 million;

— Allowance of asset sales up to 15% of assets in any rolling 4 quarter period;

— Pro forma compliance for additional unsecured indebtedness and investments; and

— Use of “material adverse effect” threshold for ERISA and judgment events of default.

Other terms including the credit facility size and maturity remain unchanged.   The Third Amendment to the Agreement will be attached as an exhibit in the company’s next periodic report on Form 10-Q for the period ending September 30, 2007.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: October 2, 2007	/s/ Peter Childs
Peter Childs
Controller